Exhibit 99.1

Westfield Financial, Inc. Reports Results for the Quarter Ended June 30, 2012 and Declares Regular Dividend

WESTFIELD, Mass.--(BUSINESS WIRE)--July 25, 2012--Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $974,000, or $0.04 per diluted share, for the quarter ended June 30, 2012, compared to $2.3 million, or $0.09 per diluted share, for the three months ended March 31, 2012, and $1.6 million, or $0.06 per diluted share, for the three months ended June 30, 2011. Net income for the second quarter 2012 was negatively impacted by the redemption of bank-owned life insurance (“BOLI”) described below.

For the six months ended June 30, 2012, net income was $3.3 million, or $0.13 per diluted share, compared to $2.9 million, or $0.11 per diluted share, for the same period in 2011.

Selected financial highlights for the second quarter 2012 include:

  Net interest and dividend income increased $310,000 and the net interest margin increased 3 basis points from the first quarter 2012. This was a result of an increase in income from interest-earning assets and a decrease in the cost of interest-bearing liabilities.
  Management redeemed certain BOLI policies because of a sudden downgrade in the credit ratings of the insurance carrier and the carrier’s decision to close out its individual life policies to new sales. The redemption of BOLI resulted in an additional income tax provision of $160,000 and a charge to noninterest income of $102,000 for transferring the policies to a different carrier.
  Total loans increased by $25.6 million to $584.0 million. This was primarily the result of an increase in residential loans of $21.6 million and commercial and industrial loans of $3.7 million. While in recent quarters management has used residential loan growth to supplement the loan portfolio, the long-term strategy remains focused on commercial lending. As noted previously, the Company recently hired two experienced commercial lenders during the first half of 2012.

Income Statement Discussion and Analysis

Net interest and dividend income increased $310,000 to $7.7 million for the second quarter 2012, compared to the $7.4 million for the first quarter 2012. The net interest margin, on a tax-equivalent basis, was 2.58% for the second quarter 2012, compared to 2.55% for the first quarter 2012. This was the result of an increase in average interest-earning assets of $31.3 million for the second quarter 2012, compared to the first quarter 2012. In addition, the cost of interest-bearing liabilities decreased by 10 basis points in the second quarter to 1.30% from 1.40% in the first quarter due to decreases in deposit rates along with utilizing low cost borrowings from the Federal Home Loan Bank of Boston.

Net interest and dividend income was stable at $7.7 million for both the three months ended June 30, 2012 and 2011. For the six months ended June 30, 2012, net interest and dividend income decreased $232,000 to $15.1 million, compared to $15.4 million for the same period in 2011. The net interest margin, on a tax-equivalent basis, was 2.57% and 2.73% for the six months ended June 30, 2012 and 2011, respectively. The decrease in the net interest margin was due to the yield on interest-earning assets decreasing 37 basis points, partially offset by a decrease of 27 basis points in cost of funds, both occurring as a result of the low interest rate environment.

Noninterest income decreased $1.7 million to $901,000 in the second quarter 2012 from $2.6 million in the first quarter 2012. In the second quarter 2012, the Company recorded $97,000 net gains on the sale of securities compared to $1.6 million in the first quarter 2012. Income from BOLI decreased $176,000 to $283,000 for the second quarter 2012, compared to $459,000 in the first quarter 2012. Management redeemed certain BOLI policies because of a sudden downgrade in the credit ratings of the insurance carrier and the carrier’s decision to close out its individual life policies to new sales. The decrease in income from BOLI was primarily the result of a $102,000 charge associated with transferring the policies to a different carrier. The remainder of the Company’s BOLI policies are diversified among eight other carriers, all of which have high credit quality.

Noninterest expense was $6.8 million for both the three months ended June 30, 2012 and March 31, 2012. Salaries and benefits decreased $150,000 to $4.1 million in the second quarter primarily due to deferred expenses on loan originations and lower salary-related taxes as maximum caps had been reached. This was partially offset by an increase of $95,000 in professional fees due to a one-time expense for $74,000 regarding the change of a retirement plan administrator.

Noninterest expense increased $704,000 to $13.7 million for the six months ended June 30, 2012, compared to $13.0 million for the same period in 2011. Salaries and benefits increased $691,000 to $8.4 million for the six months ended June 30, 2012, which was mainly the result of new personnel, particularly in the commercial lending and compliance divisions, along with normal increases in salaries and benefits.

Income taxes were $561,000 for the second quarter 2012 and $567,000 for the first quarter 2012. This represents 36.5% and 19.5% of income before taxes for second and first quarters of 2012, respectively. The increase for the quarter ended June 30, 2012, was primarily due to the redemption of BOLI which resulted in an additional income tax provision of $160,000, or 10.4% of income before income taxes.

Balance Sheet Growth

Total assets were $1.3 billion at June 30, 2012, showing an increase of $25.0 million compared to March 31, 2012. This represents an increase of $55.4 million in total assets since December 31, 2011. Securities decreased $4.3 million to $653.9 million at June 30, 2012, from $658.2 million at March 31, 2012. Cash flow from securities was used to help fund loan growth during the second quarter 2012.

Total loans increased by $25.6 million to $584.0 million at June 30, 2012, from $558.4 million at March 31, 2012. Residential loans increased $21.6 million to $222.8 million at June 30, 2012, from $201.2 million at March 31, 2012. Commercial and industrial loans increased $3.7 million to $123.7 million at June 30, 2012, from $120.0 million at March 31, 2012. While in recent quarters management has used residential loan growth to supplement the Bank’s portfolio, the long-term strategy remains focused on commercial lending. As announced previously, the Bank hired two experienced commercial lenders during the first half of 2012.

Total deposits were $747.6 million at June 30, 2012, compared to $748.6 million at March 31, 2012. The Bank modified the interest rate structure on consumer checking accounts and savings accounts in 2011 and continues to see funds shift out of these accounts and into a relationship-based money market account. In the second quarter 2012, interest-bearing checking accounts decreased $6.6 million and savings accounts decreased $2.9 million, while money market accounts increased $8.6 million. Since December 31, 2011, total deposits increased $14.6 million. Money markets increased $26.2 million from December 31, 2011, while interest-bearing checking and savings accounts decreased $11.4 million and $3.5 million, respectively, because of the new rate structure described above.

Short-term borrowings and long-term debt increased $30.0 million to $348.5 million at June 30, 2012, compared to $318.5 million at March 31, 2012. This was due to an increase in borrowings from the Federal Home Loan Bank of Boston as the Company took advantage of low rate funding offered in the current economic environment.

Shareholders’ equity was $211.4 million and $215.5 million, which represented 16.0% and 16.7% of total assets at June 30, 2012 and March 31, 2012, respectively. The decrease in shareholders’ equity during the quarter reflects the repurchase of 657,406 shares of our common stock at a cost of $4.7 million pursuant to the Company’s stock repurchase program and the payment of regular and special dividends amounting to $4.1 million. This decrease partially offset an increase in other comprehensive income of $3.0 million, due to the change in market value of securities, net income of $974,000 for the quarter ended June 30, 2012, and an increase of $738,000 related to the recognition of share-based compensation and the exercise of 17,579 stock options.

On December 22, 2011, the Board of Directors authorized a stock repurchase program under which the Company may purchase up to 1,333,496 shares, or 5% of its outstanding common stock. There were 431,190 shares remaining to be purchased under the repurchase program as of June 30, 2012.

Credit Quality

The allowance for loan losses was $8.1 million at June 30, 2012, and $7.8 million at March 31, 2012, representing 1.38% and 1.40% of total loans, respectively. This represents 296% and 283% of nonperforming loans at June 30, 2012, and March 31, 2012, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
	(In thousands)
Balance, beginning of period	$7,803	$7,764	$6,999
Provision	260	220	175
Charge-offs	(47)	(199)	(256)
Recoveries	49	18	155
Balance, end of period	$8,065	$7,803	$7,073

During the second quarter 2012, nonperforming loans decreased $35,000 to $2.7 million, representing 0.47% of total loans at June 30, 2012. Loans delinquent 30 – 89 days decreased $2.4 million to $1.6 million at June 30, 2012, from $4.0 million at March 31, 2012. The decrease is primarily due to a single commercial real estate relationship of $2.5 million that was brought current. There are no loans 90 or more days past due and still accruing interest.

Declaration of Regular Dividend

James C. Hagan, Chief Executive Officer stated, “On July 24, 2012, the Board of Directors declared a regular cash dividend of $0.06 per share, payable on August 23, 2012 to all shareholders of record on August 9, 2012.”

About Westfield Financial, Inc.

Westfield Financial, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Westfield Financial and its subsidiaries are headquartered in Westfield, Massachusetts and operates through 12 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Statements of Income and Other Data (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2012	2012	2011	2012	2011

INTEREST AND DIVIDEND INCOME:
Loans	$6,377	$6,381	$6,312	$12,757	$12,478
Securities	4,507	4,312	5,119	8,819	10,395
Other investments - at cost	25	22	18	47	32
Federal funds sold, interest-bearing deposits and other short-term investments	1	-	-	1	1
Total interest and dividend income	10,910	10,715	11,449	21,624	22,906

INTEREST EXPENSE:
Deposits	1,523	1,637	1,975	3,159	4,081
Long-term debt	1,623	1,631	1,710	3,254	3,355
Short-term borrowings	37	30	35	67	94
Total interest expense	3,183	3,298	3,720	6,480	7,530

Net interest and dividend income	7,727	7,417	7,729	15,144	15,376

PROVISION FOR LOAN LOSSES	260	220	175	480	514

Net interest and dividend income after provision for loan losses	7,467	7,197	7,554	14,664	14,862

NONINTEREST INCOME:
Total other-than-temporary impairment losses on securities	-	-	(433)	-	(465)
Portion of other-than-temporary impairment losses recognized in accumulated other comprehensive loss	-	-	425	-	425
Net other-than-temporary impairment losses recognized in income	-	-	(8)	-	(40)
Service charges and fees	521	509	521	1,032	962
Income from bank-owned life insurance	283	459	388	741	753
Gain on sales of securities, net	97	1,585	46	1,681	77
Total noninterest income	901	2,553	947	3,454	1,752

NONINTEREST EXPENSE:
Salaries and employees benefits	4,127	4,277	3,759	8,404	7,713
Occupancy	703	705	657	1,408	1,335
Data processing	523	527	478	1,050	965
Professional fees	532	437	563	969	1,001
FDIC insurance	155	143	140	298	348
OREO expense	21	17	13	38	20
Other	772	738	823	1,510	1,591
Total noninterest expense	6,833	6,844	6,433	13,677	12,973

INCOME BEFORE INCOME TAXES	1,535	2,906	2,068	4,441	3,641

INCOME TAX PROVISION	561	567	503	1,128	790
NET INCOME	$974	$2,339	$1,565	$3,313	$2,851

Basic earnings per share	$0.04	$0.09	$0.06	$0.13	$0.11

Weighted average shares outstanding	25,141,989	25,449,759	26,639,247	25,295,875	26,692,379

Diluted earnings per share	$0.04	$0.09	$0.06	$0.13	$0.11

Weighted average diluted shares outstanding	25,158,171	25,502,311	26,755,667	25,330,242	26,815,160

Other Data:

Return on average assets (1)	0.30%	0.74%	0.51%	0.52%	0.46%

Return on average equity (1)	1.83%	4.30%	2.89%	3.09%	2.63%

________________

(1) Three and six months results have been annualized.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Balance Sheets and Other Data (Dollars in thousands, except per share data) (Unaudited)

	June 30,	March 31,	December 31,
	2012	2012	2011
Cash and cash equivalents	$20,510	$17,204	$21,105
Securities available for sale, at fair value	639,845	645,913	617,537
Federal Home Loan Bank of Boston and other restricted stock - at cost	14,045	12,243	12,438

Loans	584,006	558,373	554,156
Allowance for loan losses	8,065	7,803	7,764
Net loans	575,941	550,570	546,392

Bank-owned life insurance	45,445	44,153	44,040
Other real estate owned	1,130	1,130	1,130
Other assets	21,717	22,400	20,622

TOTAL ASSETS	$1,318,633	$1,293,613	$1,263,264

Total deposits	$747,551	$748,630	$732,958
Short-term borrowings	58,574	70,237	52,985
Long-term debt	289,970	248,275	247,320
Securities pending settlement	-	-	363
Other liabilities	11,108	10,960	10,650

TOTAL LIABILITIES	1,107,203	1,078,102	1,044,276

TOTAL SHAREHOLDERS' EQUITY	211,430	215,511	218,988

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,318,633	$1,293,613	$1,263,264

Book value per share	$8.14	$8.10	$8.14

Other Data:

30- 89 day delinquent loans	$1,571	$3,961	$1,848

Nonperforming loans	2,724	2,759	2,933

Nonperforming loans as a percentage of total loans	0.47%	0.49%	0.53%

Nonperforming assets as a percentage of total assets	0.29%	0.30%	0.32%

Allowance for loan losses as a percentage of nonperforming loans	296.07%	282.82%	264.71%

Allowance for loan losses as a percentage of total loans	1.38%	1.40%	1.40%

The following tables sets forth the information relating to our average balance at, and net interest income for, the three months ended June 30, 2012 and March 31, 2012, along with the three and six months ended June 30, 2012 and 2011, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	June 30, 2012			March 31, 2012
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$ 568,215	$ 6,416	4.52%	$ 555,460	$ 6,420	4.62%
Securities(2)	644,656	4,693	2.91	622,854	4,497	2.89
Other investments - at cost	14,988	25	0.67	14,298	22	0.62
Short-term investments(3)	10,110	1	0.04	14,040	-	0.00
Total interest-earning assets	1,237,969	11,135	3.60	1,206,652	10,939	3.63
Total noninterest-earning assets	66,651			64,916

Total assets	$ 1,304,620			$ 1,271,568

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$ 62,027	64	0.41	$ 68,230	102	0.60
Savings accounts	96,339	44	0.18	97,957	65	0.27
Money market accounts	169,360	193	0.46	157,086	228	0.58
Time certificates of deposit	315,892	1,222	1.55	315,493	1,242	1.57
Total interest-bearing deposits	643,618	1,523		638,766	1,637
Short-term borrowings and long-term debt	334,505	1,660	1.99	305,014	1,661	2.18
Interest-bearing liabilities	978,123	3,183	1.30	943,780	3,298	1.40
Noninterest-bearing deposits	101,701			99,491
Other noninterest-bearing liabilities	10,919			10,317
Total noninterest-bearing liabilities	112,620			109,808

Total liabilities	1,090,743			1,053,588
Total equity	213,877			217,980
Total liabilities and equity	$ 1,304,620			$ 1,271,568
Less: Tax-equivalent adjustment(2)		(225)			(224)
Net interest and dividend income		$ 7,727			$ 7,417
Net interest rate spread(4)			2.30%			2.23%
Net interest margin(5)			2.58%			2.55%
Ratio of average interest-earning
assets to average interest-bearing liabilities			126.57			127.85

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3) Short-term investments include federal funds sold.

(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

	Three Months Ended June 30,
	2012			2011
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$568,215	$6,416	4.52%	$533,411	$6,351	4.76%
Securities(2)	644,656	4,693	2.91	619,414	5,297	3.42
Other investments - at cost	14,988	25	0.67	14,016	18	0.51
Short-term investments(3)	10,110	1	0.04	6,644	-	0.00
Total interest-earning assets	1,237,969	11,135	3.60	1,173,485	11,666	3.98
Total noninterest-earning assets	66,651			72,293

Total assets	$1,304,620			$1,245,778

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$62,027	64	0.41	$91,394	231	1.01
Savings accounts	96,339	44	0.18	108,069	158	0.58
Money market accounts	169,360	193	0.46	86,277	148	0.69
Time certificates of deposit	315,892	1,222	1.55	335,196	1,438	1.72
Total interest-bearing deposits	643,618	1,523		620,936	1,975
Short-term borrowings and long-term debt	334,505	1,660	1.99	307,386	1,745	2.27
Interest-bearing liabilities	978,123	3,183	1.30	928,322	3,720	1.60
Noninterest-bearing deposits	101,701			87,628
Other noninterest-bearing liabilities	10,919			9,841
Total noninterest-bearing liabilities	112,620			97,469

Total liabilities	1,090,743			1,025,791
Total equity	213,877			219,987
Total liabilities and equity	$1,304,620			$1,245,778
Less: Tax-equivalent adjustment(2)		(225)			(217)
Net interest and dividend income		$7,727			$7,729
Net interest rate spread(4)			2.30%			2.38%
Net interest margin(5)			2.58%			2.75%
Average interest-earning
assets to average interest-bearing liabilities			126.57			126.41

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3) Short-term investments include federal funds sold.

(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

	Six Months Ended June 30,
	2012			2011
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$ 561,837	$ 12,837	4.57%	$ 525,946	$ 12,558	4.78%
Securities(2)	633,755	9,193	2.90	626,009	10,749	3.43
Other investments - at cost	14,643	47	0.64	13,982	32	0.46
Short-term investments(3)	12,075	1	0.02	6,327	1	0.03
Total interest-earning assets	1,222,310	22,078	3.61	1,172,264	23,340	3.98
Total noninterest-earning assets	65,764			72,163

Total assets	$ 1,288,074			$ 1,244,427

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$ 65,129	167	0.51	$ 88,596	458	1.03
Savings accounts	97,148	108	0.22	106,715	315	0.59
Money market accounts	163,223	421	0.52	82,069	266	0.65
Time certificates of deposit	315,692	2,463	1.56	341,661	3,042	1.78
Total interest-bearing deposits	641,192	3,159		619,041	4,081
Short-term borrowings and long-term debt	319,759	3,321	2.08	309,756	3,449	2.23
Interest-bearing liabilities	960,951	6,480	1.35	928,797	7,530	1.62
Noninterest-bearing deposits	100,596			86,002
Other noninterest-bearing liabilities	10,598			9,655
Total noninterest-bearing liabilities	111,194			95,657

Total liabilities	1,072,145			1,024,454
Total equity	215,929			219,973
Total liabilities and equity	$ 1,288,074			$ 1,244,427
Less: Tax-equivalent adjustment(2)		(454)			(434)
Net interest and dividend income		$ 15,144			$ 15,376
Net interest rate spread(4)			2.26%			2.36%
Net interest margin(5)			2.57%			2.73%
Ratio of average interest-earning assets to average interest-bearing liabilities
			127.20			126.21

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3) Short-term investments include federal funds sold.

(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

CONTACT:
Westfield Financial, Inc.
James C. Hagan, 413-568-1911
President & CEO
or
Leo R. Sagan, Jr., 413-568-1911
CFO